As filed with the Securities and Exchange Commission on September 14, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Danaher Corporation

(Exact name of registrant as specified in its charter)

Delaware	59-1995548
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Pennsylvania Ave., N.W., Suite 800W

Washington, D.C. 20037-1701

(Address of principal executive offices) (Zip code)

Danaher Corporation & Subsidiaries Amended and Restated

Executive Deferred Incentive Program

(Full title of the plan)

James F. O’Reilly

Vice President, Associate General Counsel and Secretary

2200 Pennsylvania Avenue, N.W., Suite 800W

Washington, D.C. 20037-1701

(202) 828-0850

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Danaher Corporation Common Stock, par value $0.01 per share (“Common Stock”)(1)	862,154 shares(3)	$77.78(4)	$67,058,339(4)	$6,753
Deferred Compensation Obligations(2)	$250,000,000(5)	100%	$250,000,000(5)	$25,175

(1)	Represents shares of Common Stock to be distributed by Danaher Corporation (the “Registrant”) pursuant to its obligations under the Danaher Corporation & Subsidiaries Amended and Restated Executive Deferred Incentive Program (the “Plan”).
(2)	The Deferred Compensation Obligations registered herein are unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the Plan.
(3)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers additional shares that may become issuable under the Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(4)	Determined on the basis of the average of the high and low sale price of Common Stock as reported on the NYSE on September 9, 2016 of $77.78, solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act.
(5)	Calculated pursuant to Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based on an estimated amount of $250,000,000 Deferred Compensation Obligations to be offered under the Plan.

EXPLANATORY NOTE

In connection with the spin-off of Fortive Corporation by Danaher Corporation (the “Registrant”) on July 2, 2016, the number of shares of Registrant common stock, par value $0.01 per share (“Common Stock”) underlying outstanding awards and authorized for future awards were adjusted pursuant to the anti-dilution provisions of the Danaher Corporation & Subsidiaries Amended and Restated Executive Deferred Incentive Program (the “Plan”). This Registration Statement on Form S-8 is being filed by the Registrant with the Securities and Exchange Commission (the “Commission”) for the purpose of registering (1) an additional 862,154 shares of Common Stock for issuance pursuant to the Plan as a result of such adjustment, and (2) an additional $250,000,000 of deferred compensation obligations for issuance pursuant to the Plan. In accordance with General Instruction E to Form S-8, the contents of Registration Statement No. 333-105198, filed with the Commission on May 13, 2003, as amended by Post-Effective Amendment No. 1 filed with the Commission on July 13, 2007, and Registration Statement No. 333-159056, filed with the Commission on May 8, 2009, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

4.1	Danaher Corporation & Subsidiaries Amended and Restated Executive Deferred Incentive Program

5.1	Opinion of James F. O’Reilly

5.2	Opinion of Groom Law Group

23.1	Consent of James F. O’Reilly (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, an independent registered public accounting firm

23.3	Consent of Groom Law Group (contained in Exhibit 5.2)

24.1	Power of Attorney (included on the signature pages of this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on this 13th day of September, 2016.

DANAHER CORPORATION

By:	/s/ DANIEL L. COMAS
Name: Daniel L. Comas Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Brian W. Ellis and James F. O’Reilly and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact of any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 13, 2016.

Signature	Title	Date

/s/ THOMAS P. JOYCE, JR. Thomas P. Joyce, Jr.	President, Chief Executive Officer, and Director (Principal Executive Officer)	September 13, 2016

/s/ DANIEL L. COMAS Daniel L. Comas	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 13, 2016

/s/ ROBERT S. LUTZ Robert S. Lutz	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 13, 2016

/s/ STEVEN M. RALES Steven M. Rales	Chairman of the Board	September 13, 2016

/s/ MITCHELL P. RALES Mitchell P. Rales	Chairman of the Executive Committee	September 13, 2016

/s/ DONALD J. EHRLICH Donald J. Ehrlich	Director	September 13, 2016

/s/ LINDA HEFNER FILLER Linda Hefner Filler	Director	September 13, 2016

/s/ ROBERT J. HUGIN Robert J. Hugin	Director	September 13, 2016

/s/ TERI LIST-STOLL Teri List-Stoll	Director	September 13, 2016

/s/ WALTER G. LOHR, JR. Walter G. Lohr, Jr.	Director	September 13, 2016

/s/ JOHN T. SCHWIETERS John T. Schwieters	Director	September 13, 2016

/s/ ALAN G. SPOON Alan G. Spoon	Director	September 13, 2016

/s/ ELIAS A. ZERHOUNI Elias A. Zerhouni, M.D.	Director	September 13, 2016

INDEX OF EXHIBITS

Exhibit No.	Description

4.1	Danaher Corporation & Subsidiaries Amended and Restated Executive Deferred Incentive Program

5.1	Opinion of James F. O’Reilly

5.2	Opinion of Groom Law Group

23.1	Consent of James F. O’Reilly (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, an independent registered public accounting firm

23.3	Consent of Groom Law Group (contained in Exhibit 5.2)

24.1	Power of Attorney (included on the signature pages of this registration statement)